UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 2, 2015, the Acucela Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 to announce, among other things, the creation of a $600,000 retention pool. The filing stated that the pool is available to officers who remain employed with the Company on December 31, 2015. The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the aforementioned Form 8-K to make it clear that the pool is available to any employee who remains employed with the Company on December 31, 2015.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Bonus

On February 24, 2015, the Compensation Committee of the Board of Directors of the Company approved the payment of a discretionary bonus of $515,520 to Brian O’Callaghan, the Company’s chief executive officer, president, and interim chief financial officer, on March 31, 2015, provided Mr. O’Callaghan remains chief executive officer as of that date, in lieu of the performance-based bonus in the same amount provided for under his employment agreement, dated October 14, 2014.

Discretionary Retention Pool

On February 24, 2015, the Committee approved the creation of a pool of $600,000 to be distributed at the discretion of the Committee to employees who remain employed with Acucela on December 31, 2015 as a retention pool to help ensure their continued dedication. Allocations of the pool will not be determined until the fourth quarter of 2015. The Company’s executive officers, other than Mr. O’Callaghan, are eligible to receive payments from this pool.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ Brian O’Callaghan
Brian O’Callaghan
Date: March 3, 2015		President

26613/00500/DOCS/3484030.5